EXHIBIT 1

JOINT FILING AGREEMENT
SIXTH STREET LENDING PARTNERS

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 31, 2023.

AMWAL INVESTMENTS L.L.C.
By:	/s/ Abdulrahman Al Mubarak
	Name:	Abdulrahman Al Mubarak
	Title:	Authorized Signatory

By:	/s/ Saoud Essa Almulla
	Name:	Saoud Essa Almulla
	Title:	Authorized Signatory

ABU DHABI INVESTMENT COUNCIL COMPANY PJSC
By:	/s/ Abdulrahman Al Mubarak
	Name:	Abdulrahman Al Mubarak
	Title:	Authorized Signatory

By:	/s/ Saoud Essa Almulla
	Name:	Saoud Essa Almulla
	Title:	Authorized Signatory